Exhibit 99.1

Investor Contact	Media Contact
Laurie Poggi	Peter McKillop/Kristi Huller
Kohlberg Kravis Roberts & Co. L.P.	media@kkr.com
415-315-3718	212-750-8300

KKR Financial Holdings LLC Announces First Quarter 2009 Financial Results

SAN FRANCISCO, CA, May 7, 2009—KKR Financial Holdings LLC (NYSE: KFN) (“KFN” or the “Company”) today announced its results for the first quarter ended March 31, 2009.

First Quarter 2009 Results

KFN reported a net loss of $13.0 million, or $(0.09) per diluted common share for the quarter ended March 31, 2009, as compared to net income of $14.0 million, or $0.12 per diluted common share for the quarter ended March 31, 2008. The Company’s results for the first quarter ended March 31, 2009 included net realized and unrealized losses on corporate debt investments totaling $60.2 million, a provision for loan losses of $27.0 million, net realized and unrealized losses on investments in residential mortgage-backed securities totaling $19.4 million and a gain on debt restructuring of $34.6 million related to the restructuring of Wayzata Funding LLC (“Wayzata”) described below.

Book Value Per Common Share

The Company’s book value per common share outstanding was $4.59 and $4.40 as of March 31, 2009 and December 31, 2008, respectively.

KKR Financial CLO 2009-1, Ltd.

On March 31, 2009, the Company completed the restructuring of Wayzata, its market value CLO transaction. As a result of the restructuring, substantially all of Wayzata’s assets have been transferred to KKR Financial CLO 2009-1, Ltd. (“CLO 2009-1”), a newly formed special purpose company, which issued $560.8 million aggregate principal amount of senior notes due April 2017 and $154.3 million aggregate principal amount of subordinated notes due April 2017 to the existing Wayzata note holders, in exchange for cancellation of the Wayzata notes, due November 2012, previously held by each of them. CLO 2009-1 has been structured as a cash flow transaction and does not contain the market value provisions contained in Wayzata. The portfolio manager of CLO 2009-1 is an affiliate of KKR Financial Advisors LLC (the “Manager”) which manages the Company pursuant to a management agreement. The notes issued by CLO 2009-1 are secured by the same collateral that secured the Wayzata facility, consisting primarily of senior secured leveraged loans. As was the case with Wayzata, the Company and an affiliate of the Manager currently own all of the subordinated notes issued by the CLO. The subordinated notes entitle the Company to receive a pro rata portion of all excess cash flows from the portfolio after all senior obligations of CLO 2009-1 have been paid in full or otherwise satisfied, including all outstanding principal of the senior notes and interest thereon accruing at a rate of 3-month LIBOR plus 4.25%.

As a result of the transaction, the Company recorded a gain on the debt restructuring of $34.6 million which reflects the reduction of the reported amount of debt held by an affiliate of the Manager upon the replacement of Wayzata with CLO 2009-1 on March 31, 2009.

Information for Investors: Conference Call and Webcast

The Company will host a conference call and audio webcast to review its first quarter 2009 results on Thursday, May 7, 2009, at 5:00 p.m. EST. The conference call can be accessed by dialing 877-852-6576 (Domestic) or 719-325-4823 (International); a pass code is not required. A replay will be available through Thursday, May 21, 2009 by dialing 888-203-1112 (Domestic) and 719-457-0820 (International) / pass code 4630465. Supplemental materials that will be discussed during the call, as well as a live webcast of the call, will be accessible on the Company’s website, at www.kkr.com/kam/kfn_webcasts_presentations_and_important_documents.cfm via a link from the Investor Relations section. A replay of the audio webcast will be archived in the Investor Relations section of the Company’s website.

About KKR Financial Holdings LLC

KKR Financial Holdings LLC is a publicly traded specialty finance company that invests in multiple asset classes. KKR Financial Holdings LLC is externally managed by KKR Financial Advisors LLC, a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. (Fixed Income) LLC, which is a wholly-owned subsidiary of Kohlberg Kravis Roberts & Co. L.P. Additional information regarding KKR Financial Holdings LLC is available at http://www.kkr.com.

Statements in this press release which are not historical fact may be deemed forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although KKR Financial Holdings LLC believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that its expectations will be attained. Factors that could cause actual results to differ materially from the Company’s expectations include completion of pending investments, continued ability to source new investments, the availability and cost of capital for future investments, competition within the specialty finance sector, economic conditions, credit loss experience, availability of financing, maintenance of sufficient liquidity, and other risks disclosed from time to time in the Company’s filings with the SEC.

Schedule I

KKR Financial Holdings LLC

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

(Amounts in thousands, except per share information)

	For the three	For the three
	months ended	months ended
	March 31, 2009	March 31, 2008
Net investment income:
Securities interest income	$28,852	$39,809
Loan interest income	129,204	216,537
Dividend income	261	816
Other interest income	356	11,076
Total investment income	158,673	268,238
Interest expense	(89,882)	(154,065)
Interest expense to affiliates	(5,805)	(27,818)
Provision for loan losses	(26,987)	—
Net investment income	35,999	86,355
Other loss:
Net realized and unrealized gain (loss) on derivatives and foreign exchange	12,396	(47,016)
Net realized and unrealized loss on investments	(60,204)	(13,759)
Net realized and unrealized loss on residential mortgage-backed securities, residential mortgage loans, and residential mortgage-backed securities issued, carried at estimated fair value	(19,419)	(9,178)
Net realized and unrealized gain on securities sold, not yet purchased	1,437	6,986
Gain on debt restructuring	34,571	—
Other income	1,333	4,956
Total other loss	(29,886)	(58,011)

Non-investment expenses:
Related party management compensation	11,212	9,159
General, administrative and directors expenses	2,403	4,523
Professional services	3,385	1,857
Loan servicing	2,136	2,569
Total non-investment expenses	19,136	18,108
(Loss) income from continuing operations before income tax benefit	(13,023)	10,236
Income tax benefit	47	—
(Loss) income from continuing operations	(12,976)	10,236
Income from discontinued operations	—	3,747
Net (loss) income	$(12,976)	$13,983

Net (loss) income per common share:
Basic
(Loss) income per share from continuing operations	$(0.09)	$0.09
Income per share from discontinued operations	$—	$0.03
Net (loss) income per share	$(0.09)	$0.12
Diluted
(Loss) income per share from continuing operations	$(0.09)	$0.09
Income per share from discontinued operations	$—	$0.03
Net (loss) income per share	$(0.09)	$0.12

Weighted-average number of common shares outstanding:
Basic	149,714	115,048
Diluted	149,714	115,599

Schedule II

KKR Financial Holdings LLC

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	March 31, 2009	December 31, 2008
Assets
Cash and cash equivalents	$55,363	$41,430
Restricted cash and cash equivalents	378,832	1,233,585
Securities available-for-sale, $479,120 and $553,441 pledged as collateral as of March 31, 2009 and December 31, 2008, respectively	482,210	555,965
Corporate loans, net of allowance for loan losses of $507,762 and $480,775 as of March 31, 2009 and December 31, 2008, respectively	7,114,124	7,246,797
Residential mortgage-backed securities, at estimated fair value, $87,883 and $102,814 pledged as collateral as of March 31, 2009 and December 31, 2008, respectively	87,883	102,814
Residential mortgage loans, at estimated fair value	2,260,759	2,620,021
Corporate loans held for sale	259,901	324,649
Derivative assets	9,557	73,869
Interest and principal receivable	77,406	116,788
Reverse repurchase agreements	80,156	88,252
Other assets	104,027	110,912
Total assets	$10,910,218	$12,515,082
Liabilities
Collateralized loan obligation senior secured notes	$6,383,928	$7,487,611
Collateralized loan obligation junior secured notes to affiliates	627,301	655,313
Secured revolving credit facility	267,569	275,633
Convertible senior notes	291,500	291,500
Junior subordinated notes	288,671	288,671
Residential mortgage-backed securities issued, at estimated fair value	2,113,587	2,462,882
Accounts payable, accrued expenses and other liabilities	32,893	60,124
Accrued interest payable	29,750	61,119
Accrued interest payable to affiliates	3,106	3,987
Related party payable	3,025	2,876
Securities sold, not yet purchased	82,545	90,809
Derivative liabilities	93,123	171,212
Total liabilities	10,216,998	11,851,737
Shareholders’ Equity
Preferred shares, no par value, 50,000,000 shares authorized and none issued and outstanding at March 31, 2009 and December 31, 2008	—	—
Common shares, no par value, 250,000,000 shares authorized, and 150,889,325 and 150,881,500 shares issued and outstanding at March 31, 2009 and December 31, 2008, respectively	—	—
Paid-in-capital	2,550,846	2,550,849
Accumulated other comprehensive loss	(225,928)	(268,782)
Accumulated deficit	(1,631,698)	(1,618,722)
Total shareholders’ equity	693,220	663,345
Total liabilities and shareholders’ equity	$10,910,218	$12,515,082